                                                                  Exhibit (c)(3)

PROJECT HOMECOMING
Presentation to the Board of Directors





Strictly Private and Confidential
Chase Securities Inc.


March 23, 2000

Table of Contents
--------------------------------------------------------------------------------

Executive Summary..............................................................I

Company Overview..............................................................II

Preliminary Valuation Analysis...............................................III

Appendices

Valuation Materials............................................................A

Supplementary Company Information..............................................B

--------------------------------------------------------------------------------
                                Executive Summary
--------------------------------------------------------------------------------

Executive Summary
Overview
--------------------------------------------------------------------------------

 .    Chase Securities Inc. ("Chase") is pleased to meet with Security Capital
     Group ("Group" or the "Company") in order to present its view on a potential acquisition by Group of the shares of Homestead Village Inc. ("HSD") which are not already owned by Group

 .    Group has advised Chase that Group will fund a potential transaction with its existing credit facilities

 .    Chase has based its analyses on the financial projections (2000-2002E)
     provided by HSD to Group and used the following methodologies in arriving at a preliminary valuation range:

     -    Comparable Publicly Traded Companies Analysis;

     -    Premiums Paid Analysis;

     -    Discounted Cash Flow Analysis; and

     -    Net Asset Value Analysis

 .    Preliminary valuation analyses suggest an implied value for the common stock of HSD of $3.00 to $3.50 per share; a premium of 14% to 33% over the current stock price of $2.63 (as of 3/20/00)

--------------------------------------------------------------------------------
                                Company Overview
--------------------------------------------------------------------------------

Company Overview
Market Capitalization
--------------------------------------------------------------------------------
($ in millions, except per share and room data)

--------------------------------------------------------------------------------
                                 Current Market
--------------------------------------------------------------------------------
Current Stock Price (3/20/00)                            $2.63

      52-Week High (5/3/99)(1)                            4.38
      52-Week Low (8/10/99)                               1.94
      3-Month High                                        2.63
      3-Month Low                                         2.06
      % 52-Week High                                     60.0%
      % 3-Month High                                    100.0%


Basic Shares Outstanding (MM)(2)                       120.031

Options and Convertible Mortgage Notes(2)                0.485
                                                         -----
Diluted Shares Outstanding (MM)                        120.516

Market Value of Equity                                  $316.4

      Plus: Net Total Debt (3)                           444.5
                                                         -----
Enterprise Value                                        $760.8
                                                        ======


--------------------------------------------------------------------------------
                                             Trading Multiples
                                      ---------------------------------
     Year                                     1999        2000E
--------------------------------------------------------------------------------
Property NOI Cap. Rate                       16.8%        17.9%
EBITDA Multiple                               8.0x         6.7x
Per Room Amount                            $41,750      $41,750
EBDADT Multiple                               7.2x         5.7x
P/E                                             NM        11.4x


--------------------------------------------------------------------------------
                                          Operating Statistics (4)
                                      ---------------------------------
Year                                          1999        2000E
--------------------------------------------------------------------------------
Property NOI                                $127.6       $136.4
EBITDA                                        94.6        113.2
Number of Rooms                             18,224       18,224
EBDADT                                       $44.2        $55.8
EPS                                           0.02         0.23


1. Excluding closing prices from 4/27/99 to 5/3/99 due to news about potential sale of the company, the 52-week high is $3.06 as of 3/22/99. Prior to a tripling of shares outstanding through a rights offering.

2. Source: HSD press release on fourth quarter financial results dated 2/3/00. Diluted shares outstanding calculated using the treasury method based on
     2.946 million options outstanding at an average exercise price of $2.19.

3. Source: HSD press release on fourth quarter financial results dated 2/3/00. HSD net debt includes $125.4 million of lines of credit, $221.3 million of convertible mortgage notes payable to affiliates, and $140.9 million of capital lease obligations, less $20.7 million of cash and $22.4 million of book value of land inventory.

4. Projected property NOI, EBITDA and EPS based on Salomon Smith Barney Monthly Lodging Industry Report, February 2000. 2000 projected EBDADT based on Merrill Lynch research report dated February 10, 2000.

Company Overview
Recent Share Price Performance
--------------------------------------------------------------------------------

               [GRAPH SHOWING CLOSING SHARE PRICES AND TRADING
                   VOLUMES DURING PERIOD 3/15/99 TO 3/20/00]

                                Share Performance

                            High      Average    Low
                           ------     -------   ------

1 Year:                    $4.375      $2.502   $1.938
6 Months:                   2.813       2.404    2.063
3 Months:                   2.625       2.303    2.063
1 Month:                    2.625       2.301    2.063

3/15/99- Expected 1st quarter EBITDA below analysts' expectations.

5/3/99- In discussion with an unidentified party for a possible "business combination."

5/4/99- Announced termination of discussions on "business combination."

10/7/99- Expected earnings in 3rd quarter to be 20 cents to 21 cents a share, excluding gains from the sale of land, higher than the estimate of 17 cents from analysts polled by First Call Corp.

10/12/99- Raised to "Market Perform" at Goldman Sachs.

1/20/00- Announced that its 4th quarter EBITDA will be 18 cents to 19 cents per diluted share, exceeding the First Call consensus estimate of 16 cents.


---------------------------------------------
Source: IDD Information Service and Bloomberg

--------------------------------------------------------------------------------
                         Preliminary Valuation Analysis
--------------------------------------------------------------------------------

Preliminary Valuation Analysis
Valuation Approach and Methodology
--------------------------------------------------------------------------------


                                                        Valuation Analysis

          Comparable Publicly
           Traded Companies                     Premiums Paid              Discounted Cash                Net Asset Valuation
               Analysis                           Analysis                  Flow Analysis                      Analysis
       . Analysis of valuations for      . Analysis of premium paid       . Present value as of            . Based on 2000E
         peer groups                       in minority equity buy-in        6/30/00 of projected             Adjusted NOI
                                           transactions                     unlevered free cash flows
       . Review of historical and                                                                          . 5% of revenues as
         projected trading               . Review of initial and final    . Terminal 2005 EBITDA             Management Fee,
         multiples                         pricing                          multiples of 6.0x - 8.0x         4% of revenues as FF&E

       . Adjustments for non-                                             . Discount rates of 13.5% -      . Economic Capitalization
         recurring items                                                    15.5%                            Rate of 13.0% - 14.0%

       . Add book value of land                                           . Cash flows reflect benefits    . Add book value of land
         inventory                                                          of NOLs                          inventory

                                                                          . Based on HSD
                                                                            management projections

                                                                          . Add book value of land
                                                                            inventory

Preliminary Valuation Analysis
Valuation Summary
--------------------------------------------------------------------------------

                     [GRAPH SHOWING ESTIMATED VALUATIONS]

        $4.38          $3.90             $3.40                        $4.20                       $4.00      Preliminary
        $1.94          $2.00             $3.00                        $2.60                       $3.50    Valuation Range
                                                                                                           $3.00 to $3.50
                                                                                  -------------------------------------
                                                                                  Current Share Price (3/20/2000)=$2.63
                                                                                  -------------------------------------
       52 Week       Comparable       Premiums Paid                 Discounted             Net Asset Valuation
       High/Low   Publicly Traded       Analysis                    Cash Flow                    Analysis
                     Companies                                      Analysis
                      Analysis        15.0% to 30.0%
                                     Premium Paid over      6.0x to 8.0x Exit Multiple      2000E adjusted NOI
                    6.0x to 8.0x       Current Price              2005E EBITDA               of $114.7 million
                    2000E EBITDA                               of $130.6 million               13.0% to 14.0%
                 of $111.3 million                        13.5% to 15.5% Discount Rates           Cap Rates
                                                                  No Synergies

(1) Valuation as of 6/30/00. Net Debt equals working capital revolver ($76.0MM)+Archstone mortgages ($221.3MM)+HPT sale/leaseback ($138.9MM)-cash ($5.0 million). Diluted shares include 2.946 million options outstanding at an average exercise price of $2.19.

(2) Based on 120.516 million fully diluted shares outstanding calculated using treasury stock method.

(3)  Includes book value of $7.4 million of land inventory, as of 6/30/00.

(4) Excluding closing prices from 4/27/99 to 5/3/99 due to news about potential sale of the company, the 52-week high is $3.06 as of 3/22/99.

Preliminary Valuation Analysis
Valuation Matrix
--------------------------------------------------------------------------------

($ in millions except per share data)

------------------------------------------------------------------------------------------------------------
HSD Offer Price Per Share                     $2.63        $2.75        $3.00        $3.25        $3.50
% Premium to Current Market Price (1)          0.0%         4.8%        14.3%        23.8%        33.3%
Transaction Equity Value (2)                $316.4       $331.7       $362.5       $393.3       $424.1
Transaction Enterprise Value (3)             740.2        755.5        786.3        817.1        847.9
------------------------------------------------------------------------------------------------------------
Property NOI
  1999               $127.6                   17.2%        16.9%        16.2%        15.6%        15.1%
  2000E(4)            136.4                   18.4         18.1         17.3         16.7         16.1

EBITDA
  1999                $94.6                    7.8x         8.0x         8.3x         8.6x         9.0x
  2000E(4)            111.3                    6.7          6.8          7.1          7.3          7.6

EBDADT
  1999                $44.2                    7.2x         7.5x         8.2x         8.9x         9.6x
  2000E(4)             67.8                    4.7          4.9          5.3          5.8          6.3

Net Income
  1999(5)              $2.1                     NM           NM           NM           NM           NM
  2000E(4)             23.7                   13.4x        14.0x        15.3x        16.6x        17.9x

(1)  Based on closing share price of $2.63 as of March 20, 2000.

(2) Based on basic shares outstanding of 120.031 million and in-the-money options.

(3) Enterprise value includes net debt as of 6/30/00, which comprises $138.9 million of capital lease obligations, $76.0 million of lines of credit and $221.3 million of convertible mortgage notes payable to affiliates, less $5.0 million of cash and $7.4 million of book value of land inventory.

(4)  Based on HSD Management's estimates.

(5)  Excludes one-time charges.

Preliminary Valuation Analysis
Publicly Traded Comparable Companies
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           2000E EBITDA Multiples (1)
--------------------------------------------------------------------------------

                    [GRAPH SHOWING 2000E EBITDA MULTIPLES]

                            Median=5.8x

                     8.4x      6.7x      6.7x   5.8x    5.4x   5.2x
                     CNDL      HSD       ESA    SLAM    SNB    PDQ

--------------------------------------------------------------------------------
                           2000E EBDADT Multiples (1)
--------------------------------------------------------------------------------

                    [GRAPH SHOWING 2000E EBDADT MULTIPLES]

                            Median=3.6x

                      5.7x     5.7x      4.4x    3.6x   2.4x   2.3x
                      ESA      HSD       SLAM    PDQ    SNB    CNDL

(1)  HSD excluded from median calculation

Preliminary Valuation Analysis
Premiums Paid Analysis
--------------------------------------------------------------------------------

 .   Analyzed 48 Minority Buy - In transactions with the following criteria:

Domestic transactions announced between 1/1/1997 and 3/20/2000

Minority stake value greater than $20 million prior to the announcement date

 .   In 26 transactions (54%), offers were increased from initial levels

-   The median percent increase in the final offers from initial offers was
    12.3%


                         Summary of Median Premiums Paid

Share Price Prior to              Initial Offer Price        Final Offer Price
Announcement
1 day                                        11.5%                   22.3%

1 week                                       18.0%                   25.3%

4 weeks                                      24.5%                   30.9%

Source: SDC

Preliminary Valuation Analysis
Historical and Projected Financials (1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   Revenues
--------------------------------------------------------------------------------

                           [GRAPH SHOWING REVENUES]

   $58      $140      $224      $241      $249      $256      $264      $272
   1997     1998      1999      2000      2001      2002      2003      2004


--------------------------------------------------------------------------------
                                 Property NOI
--------------------------------------------------------------------------------

                         [GRAPH SHOWING PROPERTY NOI]

   $35      $82       $128      $136      $140      $145      $150      $154
   1997     1998      1999      2000      2001      2002      2003      2004


--------------------------------------------------------------------------------
                                    EBITDA
--------------------------------------------------------------------------------

                            [GRAPH SHOWING EBITDA]


   $20      $60       $95       $111      $115      $119      $123      $127
   1997     1998      1999      2000      2001      2002      2003      2004


--------------------------------------------------------------------------------
                                  Net Income
--------------------------------------------------------------------------------

                          [GRAPH SHOWING NET INCOME]

   $6       $3        $2        $24       $27       $31       $23       $24
   1997     1998      1999      2000      2001      2002      2003      2004

(1) Source: HSD's management estimates for 2000-2002E. Chase estimates thereafter.

Preliminary Valuation Analysis
DCF Analysis
--------------------------------------------------------------------------------
($ in millions, except per share data)



                        Enterprise Value + Land Inventory            Less:
--------------------------------------------------------------------------------
                          2005E EBITDA Exit Multiple
Discount                  --------------------------                 Net
  Rate                       6.0x     7.0x     8.0x                  Debt
--------------------------------------------------------------------------------
13.5%                      $792.2   $866.1   $940.0                 $431.3

14.5%                       767.7    838.7    909.7                  431.3

15.5%                       744.3    812.6    880.9                  431.3



     Equity Value                               Equity Value Per Share
--------------------------                   ----------------------------
2005E EBITDA Exit Multiple                    2005E EBITDA Exit Multiple
--------------------------                   ----------------------------
  6.0x     7.0x     8.0x                          6.0x     7.0x    8.0x
--------------------------                   ----------------------------
$360.9   $434.8   $508.7                         $2.99    $3.61   $4.22

 336.4    407.4    478.5                          2.79     3.38    3.97

 313.0    381.3    449.6                          2.60     3.16    3.73


---------------------------------------

Notes:

(1) 2000-2002E estimates based on HSD's management projections. Chase estimates thereafter.

(2)  Discount rates based on estimated weighted average cost of capital.

(3) Present values calculated as of June 30, 2000. Cash flows include benefits of NOLs.

(4) Terminal value discounted 4.5 years; based on FYE December 31, 2005E EBITDA of $130.6 million.

(5) Net debt equals working capital revolver ($76.0MM)+Archstone mortgages ($221.3MM)+HPT sale/leaseback ($138.9MM)-cash ($5.0 million).

(6) Based on 120.516 million fully diluted shares outstanding calculated using treasury stock method. Diluted shares include 2.946 million options outstanding at an average exercise price of $2.19.

(7)  Land inventory at book value of $7.4 million.

Preliminary Valuation Analysis
NAV Analysis
--------------------------------------------------------------------------------


(Dollars in millions, except per share data)
                                                      2000E(1)
                                                     ----------
Revenues                                               $241.4
Operating Expenses                                      105.1
                                                        -----
   Property NOI                                        $136.4
   Margin                                                56.5%

Adjustments (2):
Management Fee (5% of revenues)                         $12.1
FF&E (4% of revenues)                                     9.7
                                                         ----
Total Adjustments                                        21.7

   Adjusted NOI                                        $114.7

                                                            2000E
                                               -------------------------------
Economic Capitalization Rate (2)                   13.0%            14.0%
Estimated Value of Real Estate Operations        $882.0           $819.0
Book Value of Land Inventory                       $7.4             $7.4
                                                   ----             ----
Total                                            $889.4           $826.4

Projected 2000E Debt:
---------------------
   Revolving Credit Line (3)                      $46.6            $46.6
   Convertible Mortgages                          221.3            221.3
   Lease Obligation                               137.0            137.0
                                                  -----            -----
Total Debt                                       $404.9           $404.9

                                                   Projected 2000 NAV Range
                                               -------------------------------
Net Asset Value                                  $484.4            $421.4
Diluted Shares Outstanding (MM)                 120.516           120.516

------------------------------------------------------------------------------
NAV/Share                                         $4.02             $3.50
------------------------------------------------------------------------------

(1)  Based on management's projections.

(2)  Chase estimate based on current market conditions and recent transactions.

(3) Subtract dividend of $16.2 million to normalize estimated debt as of 12/31/00.

--------------------------------------------------------------------------------
                                   APPENDICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Valuation Materials
--------------------------------------------------------------------------------

Valuation Materials
Publicly Traded Comparable Companies (Extended Stay Sector)
--------------------------------------------------------------------------------

Hotel C-Corps: Market Information

                            3/20/00    % of    Equity         Total                          2000E    Aggregate Value/
                             Share   52-week   Market         Market          Price/EPS(4)   Payout     EBITDA  (5)
Company                      Price     High   Value(2)   Capitalization(3)   1999E   2000E   EPS(4)    1999E   2000E
------------------------    -------  -------  --------   -----------------   -------------   ------   ----------------
Candlewood Hotel (1)         $2.00    45.7%    $40.6          $514.6           N/A    13.3    0.0%      12.6x   8.4x
Extended Stay America         8.06    63.5%    783.7         1,603.7          16.8    14.4    0.0%       8.3    6.7
Prime Hospitality             8.75    67.6%    463.8         1,036.0           8.3     7.5    0.0%       5.6    5.2
Suburban Lodges America       5.78    80.4%     89.0           187.8          11.8    10.0    0.0%       6.6    5.8
Sunburst Hospitality (8)      4.69    69.4%     87.9           357.4          12.3    10.2    0.0%       5.7    5.4

----------------------------------------------------------------------------------------------------------------------
Average                                       $293.0          $739.9          12.3x   11.1x     0%       7.8x   6.3x
Median                                         $89.0          $514.6          12.1x   10.2x     0%       6.6x   5.8x
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Homestead Village (9)        $2.63    51.2%   $316.4          $804.0            NM    11.4x   0.0%       8.0x   6.7x
----------------------------------------------------------------------------------------------------------------------

                            Equity  Mkt Cap/
                                EBDADT(6)                5-Yr EPS
                            ----------------  Dividend    Growth
Company                      1999E    2000E    Yield      Rate(7)
------------------------    -------  -------  --------   --------
Candlewood Hotel (1)          6.2x     2.3x       0.0%     40.0%
Extended Stay America         6.6      5.7        0.0%     17.8%
Prime Hospitality             3.9      3.6        0.0%     12.5%
Suburban Lodges America       4.7      4.4        0.0%     16.0%
Sunburst Hospitality (8)      2.6      2.4        0.0%     20.0%

-----------------------------------------------------------------
Average                       4.8x     3.7x       0.0%       21%
Median                        4.7x     3.6x       0.0%       18%
-----------------------------------------------------------------
-----------------------------------------------------------------
Homestead Village (9)         7.2x     5.7x       0.0%     14.0%
-----------------------------------------------------------------

Notes:
(1) For Candlewood Hotel, debt includes implied lease value and EBITDAR is used instead of EBITDA to calculate EBITDA multiple.
(2) Includes common shares, common share equivalents (excluding options) and operating partnership units.
(3) Equals the sum of equity market value (fully diluted), debt outstanding and preferred stock at liquidation preference.
(4)  Estimates from First Call as of March 09, 2000.
(5) Aggregate Value is Total Market Capitalization less Cash and Cash Equivalents. EBITDA estimates from analyst reports.
(6)  EBDADT estimates extrapolated from analyst reports.
(7)  Estimates from First Call as of March 09, 2000.
(8) Sunburst Hospitality Corp. operating statistics for 1999 are based on press release on full year financial results dated 2/17/00 and 2000 estimates are based on Salomon Smith Barney Monthly Lodging Report, February 2000.
(9) Homestead operating statistics for 1999 are based on press release on full year financial results dated 2/3/00. Projected property NOI, EBITDA and EPS based on Salomon Smith Barney Monthly Lodging Industry Report, February 2000. 2000 projected EBDADT based on Merrill Lynch research report dated February 10, 2000. 5-Year EPS growth rate is CAGR to 2002 as per HSD's estimate.

Valuation Materials
Publicly Traded Comparable Companies (Extended Stay Sector)
--------------------------------------------------------------------------------

Hotel C-Corps: Credit Information

                           3/20/00    Equity         Total             Debt-to-        Debt+Prfd/         Debt-to-
                            Share     Market         Market          Total Market     Total Market       Total Book
Company                     Price    Value(2)   Capitalization(3)   Capitalization   Capitalization   Capitalization(4)
-----------------------    -------   --------   -----------------   --------------   --------------   -----------------
Candlewood Hotel (1)        $2.00     $40.6          $514.6               71%              92%               96%
Extended Stay America        8.06     783.7         1,603.7               51%              51%               47%
Prime Hospitality            8.75     463.8         1,036.0               55%              55%               47%
Suburban Lodges America      5.78      89.0           187.8               53%              53%               31%
Sunburst Hospitality         4.69      87.9           357.4               75%              75%               72%

-----------------------------------------------------------------------------------------------------------------------
Average                              $293.0          $739.9               61%              65%               59%
Median                                $89.0          $514.6               55%              55%               47%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Homestead Village (6)       $2.63    $316.4          $804.0               61%              61%               44%
-----------------------------------------------------------------------------------------------------------------------


                                                                      Senior Debt
                           Secured      LTM                           Ratings (5)
                            Debt/      EBITDA/  Debt/ 2000E   Debt/  -------------
Company                   Total Debt  Interest     EBITDA    EBDADT  Moody's / S&P
-----------------------   --------------------------------------------------------
Candlewood Hotel (1)          45%       1.5x        6.2x      30.5x      NR/ NR
Extended Stay America          0%        3.7        3.4        2.8       Ba3/B+
Prime Hospitality             65%       5.4         2.9        4.2       Ba2/BB
Suburban Lodges America      100%       5.1         3.4        6.7       NR/ NR
Sunburst Hospitality          38%       2.5         4.2        8.0       NR/ NR

----------------------------------------------------------------------------------
Average                       49%       3.6x        4.0x      10.5x
Median                        45%       3.7x        3.4x       6.7x
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Homestead Village (6)         45%       1.9x        4.3x      11.0x      NR/ NR
----------------------------------------------------------------------------------

Notes:
(1) For Candlewood Hotel, debt includes implied lease value and EBITDAR is used instead of EBITDA to calculate EBITDA multiple.
(2) Includes common shares, common share equivalents (excluding options) and operating partnership units.
(3) Equals the sum of equity market value (fully diluted), debt outstanding and preferred stock at liquidation preference.
(4) Book capitalization equals the sum of debt outstanding, minority interests and shareholders' equity.
(5)  Senior Debt Rating (Notes are rated B1/ B).
(6) Homestead operating statistics for 1999 are based on press release on full year financial results dated 2/3/00. Projected property NOI, EBITDA and EPS based on Salomon Smith Barney Monthly Lodging Industry Report, February 2000. 2000 projected EBDADT based on Merrill Lynch research report dated February 10, 2000. 5-Year EPS growth rate is CAGR to 2002 as per HSD's estimate.

Valuation Materials
Premiums Paid Versus Majority Ownership
--------------------------------------------------------------------------------

   [GRAPH SHOWING PREMIUMS PAID VERSUS PERCENTAGE OF PRE-ACQUISITION STAKE]

Valuation Materials
Premiums Paid Analysis
--------------------------------------------------------------------------------

                                                                              Transaction  % Owned
Ann.                                                                             Value      before     %   Initial Price Final Price
Date               Target Name                        Acquiror Name              ($MM)   Transaction  Acq.   Per Share    Per Share
01/13/97  Zurich Reinsurance Centre              Zurich Versicherungs GmbH      $319.0       66.0     34.0    $36.00       $36.00
01/21/97  Mafco Consolidated Group               Mafco Holdings Inc.             116.8       85.0     15.0     38.50        33.50
01/28/97  Calgene Inc.                           Monsanto Co.                    242.6       56.3     43.7      7.25         8.00
02/25/97  Fina Inc.                              Petrofina SA                    257.0       85.3     14.7     60.00        60.00
05/14/97  Enron Global Power & Pipelines         Enron Corp.                     428.0       51.9     48.1     32.00        33.83
05/22/97  Chaparral Steel Co.                    Texas Industries Inc.            72.8       85.0     15.0     14.25        15.50
06/02/97  Acordia Inc.                           Anthem Inc.                     193.2       66.8     33.2     40.00        40.00
06/03/97  Faulding Inc.                          FH Faulding & Co Ltd.            77.3       62.0     38.0     12.00        13.50
06/13/97  Bally's Grand Inc.                     Hilton Hotels Corp.              42.6       95.2      4.8     52.75        52.75
06/20/97  Wheelabrator Technologies Inc.         Waste Management Inc.           869.7       67.0     33.0     15.00        16.50
07/09/97  Seaman Furniture Co.                   Investor Group                   45.6       80.0     20.0     24.00        25.05
09/18/97  Guaranty National Corp.                Orion Capital Corp.             117.2       77.3     22.7     34.00        36.00
10/23/97  Brad Ragan Inc.                        Goodyear Tire & Rubber Co.       20.7       75.0     25.0     32.00        37.25
01/08/98  Rayonier Timberlands LP.               Rayonier Inc.                    65.8       74.7     25.3     13.00        13.00
01/22/98  BT Office Products International Inc.  Koninklijke KNP BT NV           138.1       70.0     30.0     10.50        13.75
03/27/98  International Specialty Products       ISP Holdings Inc.               324.5       83.8     16.2     18.25        18.25
03/31/98  Thermo Voltek Corp.                    Thermedics                       49.1       67.0     33.0      7.00         7.00
04/30/98  Mycogen Corp.                          Dow AgroSciences                379.3       68.3     31.7     20.50        28.00
07/07/98  Life Technologies Inc.                 Dexter Corp.                    215.8       56.5     23.4     37.00        39.13
08/24/98  Tele-Commun International              Liberty Media                   379.1       81.1     18.9     20.49        20.77
09/08/98  PEC Israel Economic Corp.              Investor Group                  125.0       81.4     18.7     25.50        30.00
09/23/98  J&L Specialty Steel Inc.               Usinor SA                       115.0       53.5     46.5      5.75         6.38
09/23/98  Ryerson Tull Inc.                      Inland Steel Industries Inc.     61.2       86.4     13.6     10.46        11.44
09/29/98  Newmont Gold Co.                       Newmont Mining Corp.            264.8       93.8      6.3     25.37        25.37
10/21/98  Capital Factors Holdings Inc.          Union Planters Bank National     22.2       87.3     12.7     17.50        17.50
10/22/98  BA Merchant Services                   Bank of America National Trust  339.4       65.4     32.8     15.50        20.50

                                                                                      % Premium of Final Offer Price to
Ann.                                                                               %    Target Share Price Before Ann.  Type(s) of
Date               Target Name                        Acquiror Name               Inc.      1-Day   1-Week 1-Month     Consideration
01/13/97  Zurich Reinsurance Centre              Zurich Versicherungs GmbH        0.0%       17.1    18.5    11.6          CASH
01/21/97  Mafco Consolidated Group               Mafco Holdings Inc.            -13.0%       23.5    23.5    27.6          CASH
01/28/97  Calgene Inc.                           Monsanto Co.                    10.3%       62.0    60.0    60.0          CASH
02/25/97  Fina Inc.                              Petrofina SA                     0.0%       19.7    18.5    21.5          CASH
05/14/97  Enron Global Power & Pipelines         Enron Corp.                      5.7%       11.8    13.7    19.7          STOCK
05/22/97  Chaparral Steel Co.                    Texas Industries Inc.            8.8%       20.4    25.3    29.2          CASH
06/02/97  Acordia Inc.                           Anthem Inc.                      0.0%       12.7    11.5    26.0          CASH
06/03/97  Faulding Inc.                          FH Faulding & Co Ltd.           12.5%       25.6    22.7    45.9          CASH
06/13/97  Bally's Grand Inc.                     Hilton Hotels Corp.              0.0%       27.9    29.8    31.1          CASH
06/20/97  Wheelabrator Technologies Inc.         Waste Management Inc.           10.0%       26.9    28.2    30.7          CASH
07/09/97  Seaman Furniture Co.                   Investor Group                   4.4%       21.5    25.3    21.5          CASH
09/18/97  Guaranty National Corp.                Orion Capital Corp.              5.9%       10.8    23.9    27.7       COMBINATION
10/23/97  Brad Ragan Inc.                        Goodyear Tire & Rubber Co.      16.4%        6.7    -1.2     5.4          CASH
01/08/98  Rayonier Timberlands LP.               Rayonier Inc.                    0.0%       11.2    25.3    17.5          CASH
01/22/98  BT Office Products International Inc.  Koninklijke KNP BT NV           31.0%       32.5    78.9    78.9          CASH
03/27/98  International Specialty Products       ISP Holdings Inc.                0.0%        4.3     1.7    14.5          STOCK
03/31/98  Thermo Voltek Corp.                    Thermedics                       0.0%       45.5    60.0    40.0          CASH
04/30/98  Mycogen Corp.                          Dow AgroSciences                36.6%       41.8    40.0    52.4          CASH
07/07/98  Life Technologies Inc.                 Dexter Corp.                     5.8%       25.2    24.7    19.0          CASH
08/24/98  Tele-Commun International              Liberty Media                    1.4%       -1.1    -4.5    -9.9          STOCK
09/08/98  PEC Israel Economic Corp.              Investor Group                  17.6%       31.5    28.0    23.7          CASH
09/23/98  J&L Specialty Steel Inc.               Usinor SA                       11.0%      100.0   112.5    37.8          CASH
09/23/98  Ryerson Tull Inc.                      Inland Steel Industries Inc.     9.4%       -8.5   -11.6   -40.8          STOCK
09/29/98  Newmont Gold Co.                       Newmont Mining Corp.             0.0%       -5.2    20.8    62.4          STOCK
10/21/98  Capital Factors Holdings Inc.          Union Planters Bank National     0.0%        4.5     8.9     2.9          CASH
10/22/98  BA Merchant Services                   Bank of America National Trust  32.3%       47.1    56.2    42.0          CASH

Valuation Materials
Premiums Paid Analysis (cont.)
--------------------------------------------------------------------------------

                                                                              Transaction  % Owned
Ann.                                                                             Value      before     %   Initial Price Final Price
Date               Target Name                        Acquiror Name              ($MM)   Transaction  Acq.   Per Share    Per Share
10/27/98  Citizens Corp.                         Allmerica Financial Corp.      $212.4       81.8     18.2    $29.00       $33.25
11/12/98  Aquila Gas Pipeline Corp.              UtiliCorp United Inc.            43.2       81.6     18.4      8.00         8.00
12/03/98  Banner Aerospace Inc.                  Fairchild Corp.                  82.4       69.2     30.8      9.75        11.00
01/22/99  Treadco Inc.                           Arkansas Best Corp.              22.7       51.0     49.0      9.00         9.00
03/08/99  LabOne Inc.                            Lab Holdings Inc.                34.3       80.5     19.5     12.75        12.75
03/09/99  Sun Energy Partners LP.                Kerr-McGee Corp.                 43.4       98.2      1.8      4.52         5.75
03/21/99  Spelling Entertainment Group           Viacom Inc.                     191.6       80.9     19.1      9.00         9.75
03/24/99  Knoll Inc.                             Warburg, Pincus Ventures Inc.   490.8       58.2     41.8     25.00        28.00
04/01/99  Aqua Alliance Inc.                     Vivendi SA                      117.1       83.0     17.0      2.00         2.90
04/12/99  Meadowcraft Inc.                       Investor Group                   53.2       73.0     27.0      8.00        10.00
05/05/99  Thermo Power Corp.                     Thermo Electron Corp.            34.8       78.0     22.0     12.00        12.00
05/07/99  J Ray McDermott SA                     McDermott International Inc.    514.5       63.0     37.0     35.62        35.62
05/21/99  ThermoSpectra                          Thermo Instrument Systems Inc.   26.1       92.0      8.0     16.00        16.00
10/20/99  Thermo TerraTech Inc.                  Thermo Electron Corp.            80.7       87.0     13.0      7.25         7.25
10/20/99  Thermoretec Corp.                      Thermo Electron Corp.            27.6       71.0     29.0      7.00         7.00
11/05/99  PEC Israel Economic Corp.              Discount Investment Corp.       205.8       69.3     30.7     36.50        36.50
11/12/99  Howmet International Inc.              Cordant Technologies Inc.       261.4       84.6     15.4     17.00        18.75
12/02/99  Boise Cascade Office Products          Boise Cascade Corp.             163.9       81.2     18.8     13.25        16.50
01/11/00  Hayes Lemmerz International            Investor Group                  165.2       75.0     25.0     21.00          N/A
01/19/00  Conning Corp.                          Metropolitan Life Insurance Co.  60.8       61.0     39.0     10.50        12.50
01/19/00  Trigen Energy Corp.                    Elyo                            159.2       52.7     47.3     23.50        23.50
01/31/00  Sunrise Intl Leasing Inc.              King Management Corp.            37.6       57.0     43.0      5.25          N/A


                                                                                      % Premium of Final Offer Price to
Ann.                                                                               %    Target Share Price Before Ann.  Type(s) of
Date               Target Name                        Acquiror Name               Inc.      1-Day   1-Week 1-Month     Consideration
10/27/98  Citizens Corp.                         Allmerica Financial Corp.       14.7%       20.6    17.2    20.9           CASH
11/12/98  Aquila Gas Pipeline Corp.              UtiliCorp United Inc.            0.0%       23.1    17.4    68.4           CASH
12/03/98  Banner Aerospace Inc.                  Fairchild Corp.                 12.8%       25.7    41.9    40.8           STOCK
01/22/99  Treadco Inc.                           Arkansas Best Corp.              0.0%       38.5    46.9    24.1           CASH
03/08/99  LabOne Inc.                            Lab Holdings Inc.                0.0%       17.2    10.3     8.5        COMBINATION
03/09/99  Sun Energy Partners LP.                Kerr-McGee Corp.                27.2%       41.5    43.8    50.8           CASH
03/21/99  Spelling Entertainment Group           Viacom Inc.                      8.3%        8.3    43.1    54.5           CASH
03/24/99  Knoll Inc.                             Warburg, Pincus Ventures Inc.   12.0%       83.6    51.9    46.4           CASH
04/01/99  Aqua Alliance Inc.                     Vivendi SA                      45.0%       28.9    19.0   101.7           CASH
04/12/99  Meadowcraft Inc.                       Investor Group                  25.0%       64.9    63.3    77.8           CASH
05/05/99  Thermo Power Corp.                     Thermo Electron Corp.            0.0%        5.5    -1.5    41.2           CASH
05/07/99  J Ray McDermott SA                     McDermott International Inc.     0.0%       16.8    13.1    19.2           CASH
05/21/99  ThermoSpectra                          Thermo Instrument Systems Inc.   0.0%       39.1    43.8    61.0           CASH
10/20/99  Thermo TerraTech Inc.                  Thermo Electron Corp.            0.0%      -15.8    -9.4    11.6           STOCK
10/20/99  Thermoretec Corp.                      Thermo Electron Corp.            0.0%       27.3    33.3    34.9           CASH
11/05/99  PEC Israel Economic Corp.              Discount Investment Corp.        0.0%        0.2     1.0     2.8           CASH
11/12/99  Howmet International Inc.              Cordant Technologies Inc.       10.3%       33.3    31.0    45.6           CASH
12/02/99  Boise Cascade Office Products          Boise Cascade Corp.             24.5%       12.3    52.6    59.0           CASH
01/11/00  Hayes Lemmerz International            Investor Group                   N/A         N/A     N/A     N/A           CASH
01/19/00  Conning Corp.                          Metropolitan Life Insurance Co. 19.0%       15.6    38.9    53.9           CASH
01/19/00  Trigen Energy Corp.                    Elyo                             0.0%       38.2    42.4    31.9           CASH
01/31/00  Sunrise Intl Leasing Inc.              King Management Corp.            N/A         N/A     N/A     N/A           CASH

                                                 -----------------------------------------------------------------
                                                 Mean                            16.1%       24.8    29.1    33.8
                                                 Median                          12.3%       22.3    25.3    30.9
                                                 -----------------------------------------------------------------


Source: SDC

Valuation Materials
Historical and Projected Income Statement
--------------------------------------------------------------------------------

(dollars in millions, except per share data)

                                       FYE December 31                Projected FYE December 31          5 Yr CAGR
                                  ------------------------  ------------------------------------------   ---------
                                   1997     1998     1999     2000     2001     2002     2003    2004    1999-2004
                                  ------------------------  ------------------------------------------   ---------
Room Revenue                      $58.4   $139.7   $223.5   $241.4   $248.5   $256.1   $263.9  $271.9
  (% Growth)                       76.6%   139.2%    60.0%     8.0%     2.9%     3.0%     3.0%    3.0%
Other Revenue                       1.5      5.8      2.1      0.0      0.0      0.0      0.0     0.0
                                    ---      ---      ---      ---      ---      ---      ---     ---
Total Revenues                    $59.9   $145.5   $225.6   $241.4   $248.5   $256.1   $263.9  $271.9      3.8%

Total Operating Expense            25.1     63.3     98.0    105.1    108.4    110.6    113.9   117.4
                                   ----     ----     ----    -----    -----    -----    -----   -----
NOI                               $34.8    $82.1   $127.6   $136.4   $140.1   $145.5   $149.9  $154.5

Corporate Expense                  15.2     22.3     33.0     25.1     25.5     26.0     26.8    27.7
                                   ----     ----     ----     ----     ----     ----     ----    ----

EBITDA                            $19.5    $59.8    $94.6   $111.3   $114.6   $119.5   $123.1  $126.8      6.0%

Depreciation/Amortization          12.1     34.2     42.2     44.1     44.9     45.7     47.1    48.6
                                   ----     ----     ----     ----     ----     ----     ----    ----
EBIT                               $7.4    $25.6    $52.4    $67.1    $69.7    $73.7    $76.0   $78.3      8.4%

Interest Expense                   $2.2    $23.2    $51.3    $42.7    $41.3    $41.5    $41.1   $40.7
Other Expenses                      0.0      0.0      0.0      1.2      1.5      1.7      1.7     1.7
Interest Income                     0.6      1.0      1.0      0.4      0.4      0.6      1.4     2.3

Pretax Income                      $5.8     $3.4     $2.1    $23.6    $27.3    $31.2    $34.6   $38.2

Taxes                               0.0      0.0      0.0      0.0      0.0      0.0     12.0    14.5
                               -----------------------------------------------------------------------
Net Income                         $5.8     $3.4     $2.1    $23.6    $27.3    $31.2    $22.6   $23.7

Basic Shares Outstanding         38.232   38.244  120.031  120.031  120.031  120.031  120.031 120.031
EPS                               $0.15    $0.09    $0.02    $0.20    $0.23    $0.26    $0.19   $0.20

Assumptions:
--------------------------------------------------------------------------------------------------------
Room Revenue (% Growth)              N/A   139.2%    60.0%     8.0%     2.9%     3.0%     3.0%    3.0%
Other Revenue (% Room Rev.)         2.5%     4.1%     1.0%     0.0%     0.0%     0.0%     0.0%    0.0%
Total Operating Expense (% Room)   43.0%    45.3%    43.5%    43.5%    43.6%    43.2%    43.2%   43.2%
NOI Margin                         58.1%    56.5%    56.6%    56.5%    56.4%    56.8%    56.8%   56.8%
Corporate Expense (% of Rev.)      16.9%    16.9%    14.6%    10.4%    10.3%    10.2%    10.2%   10.2%
EBITDA (% of Revenues)             32.6%    41.1%    41.9%    46.1%    46.1%    46.6%    46.6%   46.6%
Depreciation (% of Revenues)       20.2%    23.5%    18.7%    18.3%    18.1%    17.9%    17.9%   17.9%
EBIT (% of Revenues)               12.4%    17.6%    23.2%    27.8%    28.0%    28.8%    28.8%   28.8%
Tax Rate                           38.0%    38.0%    38.0%    38.0%    38.0%    38.0%    38.0%   38.0%
--------------------------------------------------------------------------------------------------------

Historical and projected financials exclude one time charges.

Valuation Materials
DCF Analysis
--------------------------------------------------------------------------------
Dollars in millions, except per share data

                                       FYE December 31                Projected FYE December 31
                                  ------------------------  -------------------------------------------
                                   1997     1998     1999    2000E    2001E    2002E    2003E   2004E
                                  ------------------------  -------------------------------------------
Revenue                           $59.8   $145.5   $225.6   $241.4   $248.5   $256.1   $263.9  $271.9
EBITDA                             34.8     59.8     94.6    111.3    114.6    119.5    123.1   126.8
Less: Depreciation                (12.1)   (24.9)   (42.2)   (44.1)   (44.9)   (45.7)   (47.1)  (48.6)
                                  ------------------------  -------------------------------------------
EBITA                             $22.7    $34.9    $52.4    $67.1    $69.7    $73.7    $76.0   $78.3
Less: Taxes                        (8.6)     0.0      0.0      0.0      0.0      0.0     12.0    14.5
                                  ------------------------  -------------------------------------------
Tax-effected EBITA                $14.1    $34.9    $52.4    $67.1    $69.7    $73.7    $63.9   $63.8

Plus: Depreciation                $12.1    $24.9    $42.2    $44.1    $44.9    $45.7    $47.1   $48.6
Less: Capital Expenditures         (3.2)    (7.6)   (12.3)   (14.2)   (11.2)   (11.5)   (11.8)  (12.2)
Less: Changes in Working Capital    7.4      7.7      6.2      0.9      6.5      7.6      0.0     0.0
                                  ------------------------  -------------------------------------------

Free Cash Flow                    $30.4    $59.9    $88.5    $98.0   $110.0   $115.5    $99.2  $100.1


                        A         +                   B                    =                 C
                  -------------         --------------------------------      --------------------------------
                                           PV of Terminal Value as a                 Enterprise Value +
                   Discounted              Multiple of 2005 EBITDA (c)               Land Inventory (d)
                   Cash Flow            --------------------------------      --------------------------------
Discount Rate     2000-2004(b)             6.0x       7.0x       8.0x            6.0x       7.0x       8.0x
----------------  -------------         --------------------------------      --------------------------------
       13.5%         $341.5             $443.3     $517.2     $591.1          $792.2     $866.1     $940.0
       14.5%          334.1              426.2      497.2      568.2           767.7      838.7      909.7
       15.5%          327.1              409.8      478.1      546.4           744.3      812.6      880.9

                -       D         =                   E
                  -------------         --------------------------------
                                                  Equity Value                   Equity  Value per Share (f)
                     Net Debt           --------------------------------      --------------------------------
Discount Rate     @ June 2000(e)           6.0x       7.0x       8.0x            6.0x       7.0x       8.0x
----------------  -------------         --------------------------------
       13.5%         $431.3             $360.9     $434.8     $508.7           $2.99      $3.61      $4.22
       14.5%          431.3              336.4      407.4      478.5            2.79       3.38       3.97
       15.5%          431.3              313.0      381.3      449.6            2.60       3.16       3.73
                                                                              --------------------------------

--------------------------------------------------------------------------------
(a) Source: Based on HSD's management projections for 2000-2002E. Chase estimates thereafter.
(b)  Present value calculated as of June 30, 2000.
(c) Discounted 4.5 years; based on FYE December 31, 2005 EBITDA of $130.6 million.
(d)  Includes $7.4 million of excess land inventory.
(e) Net Debt equals working capital revolver ($76.0MM)+Archstone mortgages ($221.3MM)+HPT sale/leaseback ($138.9MM)-Cash ($5.0MM).
(f) Based on 120.516 million fully diluted shares outstanding. Diluted shares include 2.946 million options outstanding at an average exercise price of $2.19.

                      -----------------------------------
                       Supplementary Company Information
                      -----------------------------------

Supplementary Company Information
Stock Market Performance
--------------------------------------------------------------------------------

Since October 1998, Hotel Management and Franchise Companies have outperformed Hotel REITs and C-Corps with real estate ownership

               [GRAPH SHOWING INDEXED STOCK MARKET PERFORMANCE
    FOR THE PERIOD FROM 1/2/98 TO 3/20/00 FOR HSD, SELECTED HOTEL C-CORPS,
          HOTEL MANAGEMENT AND FRANCHISE COMPANIES, AND HOTEL REITS]

        Hotel C-Corps: CNDL, ESA, HLT, HSD, JQH, LOD, PDQ, HOT, SLAM, SNB, WYN Hotel Mgt & Franchise: BH, CHH, CLJ, FS, MAR, MMH, USFS
          Hotel REITs: BOY, ENN, FCH, HPT, HMT, KPA, LHO, MHX, RFS, WXH


----------------------------------------

Source: IDD Information Service

Supplementary Company Information
Stock Volume Traded Performance
--------------------------------------------------------------------------------

                             1 Month Volume Traded

                              % of Total Volume
                      February 20,2000 to March 20, 2000

                     [GRAPH SHOWING 1 MONTH VOLUME TRADED]

           12.5%             23.2%               28.0%                48.6%                55.2%               100.0%
(Less than)$2.07  (Less than)$2.15    (Less than)$2.23     (Less than)$2.47     (Less than)$2.55     (Less than)$2.63

AVERAGE PRICE: $2.301
TOTAL SHARES TRADED: 1,454,200
% OF FLOAT: 1.21%

                            3 Months Volume Traded

                           % of Total Volume Traded
                      December 20, 1999 to March 20, 2000

                     [GRAPH SHOWING 3 MONTH VOLUME TRADED]

            5.9%             14.6%              29.2%              40.5%
(Less than)$2.10  (Less than)$2.17   (Less than)$2.24   (Less than)$2.31

           55.0%             73.4%              80.5%             100.0%
(Less than)$2.38  (Less than)$2.45   (Less than)$2.52   (Less than)$2.63

AVERAGE PRICE: $2.303
TOTAL SHARES TRADED: 3,341,600
% OF FLOAT: 2.78%

                              6 Months Volume Traded

                           % of Total Volume Traded
                     September 20, 1999 to March 20, 2000

                     [GRAPH SHOWING 6 MONTH VOLUME TRADED]

            4.5%               22.0%               30.3%               42.7%
(Less than)$2.10    (Less than)$2.20    (Less than)$2.30    (Less than)$2.40

           56.6%               72.2%               93.6%              100.0%
(Less than)$2.50    (Less than)$2.60    (Less than)$2.70    (Less than)$2.90

AVERAGE PRICE: $2.404
TOTAL SHARES TRADED: 6,624,700
% OF FLOAT: 5.52%

                            9 Months Volume Traded

                           % of Total Volume Traded
                        June 20, 1999 to March 20, 2000

                     [GRAPH SHOWING 9 MONTH VOLUME TRADED]

AVERAGE PRICE: $2.400
TOTAL SHARES TRADED: 10,466,200
% OF FLOAT: 8.72%

            2.3%                14.7%                30.8%                58.9%
(Less than)$2.00     (Less than)$2.15     (Less than)$2.30     (Less than)$2.45

           71.8%                92.2%               100.0%
(Less than)$2.60     (Less than)$2.75     (Less than)$2.90


---------------------------------------
Source: IDD Information Service

Supplementary Company Information
Ownership Profile
--------------------------------------------------------------------------------

                                  Shareholders

                                                 Current       % of Total     Current Est. Shares    % of Total
                                                Estimated         Basic         & In-the-money         Diluted
Corporate Investors                            Shares Held       Shares        Options Held (2)        Shares
Security Capital Group Inc.                    104,446,672        87.02%         104,446,672            86.7%

LaSalle National Bank                              934,060         0.78%             934,060            0.78%
Oppenheimer Capital                                853,502         0.71%             853,502            0.71%
Baupost Group, L.L.C.                              852,700         0.71%             852,700            0.71%
Segall Bryant & Hamill                             818,481         0.68%             818,481            0.68%
Dimensional Fund Advisors Inc.                     749,400         0.62%             749,400            0.62%
New York State Common Retirement System            620,600         0.52%             620,600            0.51%
William Harris Investors                           563,374         0.47%             563,374            0.47%
Kensington Investment Group Inc.                   321,900         0.27%             321,900            0.27%
Vanguard Group, Inc.                               294,191         0.25%             294,191            0.24%
Barclays Global Investors                          209,394         0.17%             209,394            0.17%
LaSalle Invt. Management (Securities)              107,694         0.09%             107,694            0.09%
Smith Barney Asset Management                       99,460         0.08%              99,460            0.08%
Goldman Sachs & Company                             92,070         0.08%              92,070            0.08%
Mellon Bank (Private Asset Management)              59,735         0.05%              59,735            0.05%
California State Teachers' Retirement System        44,667         0.04%              44,667            0.04%
Wilshire Asset Management                           42,650         0.04%              42,650            0.04%
Private Asset Management                            41,885         0.03%              41,885            0.03%
Spectrum Advisory Services                          32,481         0.03%              32,481            0.03%
Prudential Investment Corporation                   24,706         0.02%              24,706            0.02%
World Asset Management                              22,900         0.02%              22,900            0.02%
Northern Trust Quantitative Advisors, Inc.          14,656         0.01%              14,656            0.01%
                                             -------------     ---------       -------------        ---------

Total Corporate Investors                      111,247,178        92.68%         111,247,178           92.31%

Executive Officers and Directors                   229,697         0.19%             714,504            0.59%

Public                                           8,554,125         7.13%           8,554,125            7.10%

                                             -------------     ---------       -------------        ---------
Total                                          120,031,000       100.00%         120,515,807          100.00%
                                             =============     =========       =============        =========



(1)  Source: Global Equity Ownership.
(2) Options outstanding have an exercise price range of $2.19 to $15.39; Archstone convertible mortgage bond has a conversion price of $10.44.

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